UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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TICC Capital Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TICC CAPITAL CORP.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

May 4, 2011

Dear Stockholder:

You are cordially invited to attend the 2011 Annual Meeting of Stockholders of TICC Capital Corp. (the “Company”) to be held on June 7, 2011 at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to (i) elect two directors of the Company, (ii) ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) approve a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings, and (iv) approve a new investment advisory agreement by and between the Company and TICC Management, LLC, on terms identical to the current investment advisory agreement, except for the date of execution, under which TICC Management, LLC will continue to act as investment adviser to the Company.

It is important that your shares be represented at the annual meeting. If you are unable to attend the meeting in person, I urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided, vote your shares by telephone, or vote via the internet. Your vote is important.

Sincerely yours,

Jonathan H. Cohen
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 7, 2011.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2010 are available on the Internet at http://ticc.com/2011proxy.

The following information applicable to the Annual Meeting may be found in the proxy statement and accompanying proxy card:

•	The date, time and location of the meeting;

•	A list of the matters intended to be acted on and our recommendations regarding those matters;

•	Any control/identification numbers that you need to access your proxy card; and

•	Information about attending the meeting and voting in person.

TICC CAPITAL CORP.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

(203) 983-5275

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2011

To the Stockholders of TICC Capital Corp.:

The 2011 Annual Meeting of Stockholders of TICC Capital Corp. (the “Company”) will be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on June 7, 2011, at 10:00 a.m., Eastern Time, for the following purposes:

1. To elect two directors of the Company, who will serve for a term of three years, or until their successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011;

3. To approve a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings;

4. To approve a new investment advisory agreement by and between the Company and TICC Management, LLC, on terms identical to the current investment advisory agreement, except for the date of execution, under which TICC Management, LLC will continue to act as investment adviser to the Company; and

5. To transact such other business as may properly come before the meeting.

You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on April 29, 2011. Whether or not you expect to be present in person at the meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided or register your vote by telephone or through the internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies by the Company.

By	Order of the Board of Directors,

Patrick F. Conroy
Corporate Secretary

Greenwich, Connecticut

May 4, 2011

This is an important meeting. To ensure proper representation at the meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the internet. Even if you vote your shares prior to the meeting, you still may attend the meeting and vote your shares in person.

TICC CAPITAL CORP.

8 Sound Shore Drive, Suite 255

Greenwich, Connecticut 06830

(203) 983-5275

PROXY STATEMENT

2011 Annual Meeting of Stockholders

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of TICC Capital Corp. (the “Company,” “TICC,” “we,” “us” or “our”) for use at the Company’s 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 7, 2011, at 10:00 a.m., Eastern Time, at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830, and at any postponements or adjournments thereof. This Proxy Statement, the accompanying proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are first being sent to stockholders on or about May 4, 2011.

We encourage you to vote your shares, either by voting in person at the Annual Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, or otherwise provide voting instructions, either via the internet or by telephone, and the Company receives it in time for the Annual Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.

If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), in writing, by submitting a properly executed, later-dated proxy, or by voting in person at the Annual Meeting. Please send your notification to TICC Capital Corp., c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, and submit a properly executed, later-dated proxy or vote in person at the Annual Meeting. Any stockholder of record attending the Annual Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank or other institution or nominee (“Broker Shares”), you may vote such shares at the Annual Meeting only if you obtain proper written authority from your institution or nominee and present it at the Annual Meeting. All of our directors are encouraged to attend the Annual Meeting. All of our directors attended our 2010 Annual Meeting.

Stockholders of record may also vote either via the internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the internet or the telephone are shown on the enclosed proxy card. The internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

Purpose of Meeting

At the Annual Meeting, you will be asked to vote on the following proposals:

1. To elect two directors of the Company, who will serve for a term of three years, or until their successors are duly elected and qualified;

2. To ratify the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011;

3. To approve a proposal to authorize the Company to issue securities to subscribe to, convert to, or purchase shares of the Company’s common stock in one or more offerings;

4. To approve a new investment advisory agreement (the “New Advisory Agreement”) by and between the Company and TICC Management, LLC (“TICC Management”), on terms identical to the current investment advisory agreement (the “Current Advisory Agreement”), except for the date of execution, under which TICC Management will continue to act as investment adviser to the Company; and

5. To transact such other business as may properly come before the meeting.

Voting Securities

You may vote your shares, in person or by proxy, at the Annual Meeting only if you were a stockholder of record at the close of business on April 29, 2011 (the “Record Date”). On the Record Date, there were 32,257,600 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.

Quorum Required

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.

If a quorum is not present at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required

Election of Directors. The election of a director requires the affirmative vote of a majority of the outstanding shares of common stock. Stockholders may not cumulate their votes. If you vote “Withhold Authority” with respect to either nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by a majority of the outstanding shares, abstentions and Broker Non-Votes will have the effect of a vote against this proposal.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to ratify the appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of Proposal to Authorize Issuance of Securities to Subscribe to, Convert to or Purchase Common Stock. The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy is required to approve this proposal. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Approval of the New Advisory Agreement. The affirmative vote of 67 percent or more of the voting securities present at the Annual Meeting, if the holders of more than 50 percent of the outstanding voting securities of the Company are present or represented by proxy, or the affirmative vote of more than 50 percent of the outstanding voting securities of the Company, whichever is less, is required to approve the New Advisory Agreement. Broker Non-Votes and abstentions will have the effect of a vote against this proposal.

Additional Solicitation. If there are not enough votes to approve any proposals at the Annual Meeting, the stockholders who are represented may adjourn the Annual Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against the proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval thereof.

Information Regarding This Solicitation

The Company will bear the expense of the solicitation of proxies for the Annual Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card. We have requested that brokers, nominees, fiduciaries and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. We will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by the use of the mails, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of the Company (without special compensation therefor). The Company has also retained Georgeson Inc. to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of certain out of pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised.

Any such notice of revocation should be provided in writing, signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.

The principal business address of both our investment adviser, TICC Management, and our administrator, BDC Partners, LLC (“BDC Partners”), is 8 Sound Shore Drive, Suite 255, Greenwich, CT 06830.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the beneficial ownership of each current director, the nominees for director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding shares of our common stock, and the executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock is based upon Schedule 13G filings by such persons with the SEC and other information obtained from such persons, if available.

Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power and has the same address as the Company. Our address is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class(2)
Interested Directors
Jonathan H. Cohen(3)	310,206	*
Charles M. Royce	254,721	*

Independent Directors
Steven P. Novak	13,323	*
G. Peter O’Brien	60,705	*
Tonia L. Pankopf	8,217	*

Executive Officers
Saul B. Rosenthal(3)	87,343	*
Patrick F. Conroy	44,151	*

Executive officers and directors as a group	778,666	2.41%

*	Represents less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Based on a total of 32,257,600 shares of the Company’s common stock issued and outstanding on the Record Date.
(3)	Includes 206 shares held by BDC Partners, which may be deemed to be beneficially owned by Messrs. Cohen and Rosenthal by virtue of their ownership interests therein.

Set forth below is the dollar range of equity securities beneficially owned by each of our directors as of the Record Date.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors
Jonathan H. Cohen	Over $100,000
Charles M. Royce	Over $100,000

Independent Directors
Steven P. Novak	Over $100,000
G. Peter O’Brien	Over $100,000
Tonia L. Pankopf	$50,001 - $100,000

(1)	The dollar ranges are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or Over $100,000.
(2)	The dollar range of equity securities beneficially owned in us is based on the closing price for our common stock of $11.34 on the Record Date on the NASDAQ Global Select Market. Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

PROPOSAL I: ELECTION OF DIRECTORS

Pursuant to the Company’s bylaws, the number of directors is set at five unless otherwise designated by the Board of Directors. Directors are elected for a staggered term of three years each, with a term of office of one of the three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected or until his or her successor is duly elected and qualified.

Messrs. Charles M. Royce and Steven P. Novak have been nominated for election for three-year terms expiring in 2014. Messrs. Charles M. Royce and Steven P. Novak are not being proposed for election pursuant to any agreement or understanding between either Mr. Royce or Mr. Novak and the Company.

A stockholder can vote for or withhold his or her vote from either nominee. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy “FOR” the election of the nominees named below. If either nominee should decline or be unable to serve as a director, it is intended that the proxy will vote for the election of such person as is nominated by the Board of Directors as a replacement. The Board of Directors has no reason to believe that the persons named above will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Information about the Nominees and Directors

As described below under “Committees of the Board of Directors—Nominating and Corporate Governance Committee,” the Board of Directors has identified certain desired talents and experience for director nominees. Each of our directors and each of the director nominees has demonstrated high character and integrity; the knowledge, skills and experience necessary to be able to offer advice and guidance to our management in light of prevailing business conditions; familiarity with national and international business matters; experience with accounting rules and practices; appreciation of the relationship of our business to the changing needs of society; and the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspective. Each of our directors and each of the director nominees also has sufficient time available to devote to the affairs of the Company, is able to work with the other members of the Board of Directors and contribute to the success of the Company and can represent the long-term interests of the Company’s stockholders as a whole. Our directors and the director nominees have been selected such that the Board of Directors represents a range of backgrounds and experience.

Certain information, as of the Record Date, with respect to the nominees for election at the Annual Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds, the year in which each person became a director of the Company, and a discussion of their particular experience, qualifications, attributes or skills that lead us to conclude, as of the Record Date, that such individual should serve as a director of the Company, in light of the Company’s business and structure.

The business address of each nominee and the directors listed below is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.

Nominees for Directors

Interested Nominee

Mr. Royce is an interested person due to his relationship with the Company’s investment adviser, TICC Management.

Name and Year First Elected Director	Age	Background Information
Charles M. Royce (2003)	71	Mr. Royce has served as Chairman of our Board of Directors since 2003. Mr. Royce became President of Royce & Associates, LLC (“Royce & Associates”) in 1972. He also serves as a Co-Chief Investment Officer of Royce & Associates and manages or co-manages twelve of Royce & Associates’ open- and closed-end registered funds. Mr. Royce serves on the Board of Directors of The Royce Funds. Mr. Royce’s history with us, familiarity with our investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the Chairman of our Board of Directors.

Independent Nominee

Mr. Novak is not an “interested person” as defined in the 1940 Act.

Name and Year First Elected Director	Age	Background Information
Steven P. Novak (2003)	63	Mr. Novak currently serves as Chairman of the Board of Directors of Mederi Therapeutics Inc., an early stage medical device company, and serves as a member of the Board of Directors of Aperio Technologies Inc., the leading vendor of digital pathology systems to the healthcare and life sciences markets. Until July 2010, Mr. Novak also served on the Board of Directors of CyberSource Corporation, an Internet based epayments processor company, where he served as the Lead Independent Director and Chairman of the Nominating Committee. Mr. Novak previously served as President of Palladio Capital Management, LLC and as the Principal and Managing Member of the General Partner of Palladio Partners, LP, an equities hedge fund, from July 2002 until July 2009. Prior to founding Palladio Partners, LP, Mr. Novak was a Managing Director of C.E. Unterberg, Towbin from February 1993 through December 2001. Mr. Novak’s financial expertise from his experience as a financial manager and varied roles on the boards of both publicly-traded and privately-held companies provides our Board of Directors with particular technology-related knowledge and the perspective of a knowledgeable corporate leader.

Current Directors

Interested Director

Mr. Cohen is an “interested person” of TICC as defined in the 1940 Act due to his position as Chief Executive Officer of the Company and TICC Management, the Company’s investment adviser, and as the managing member of BDC Partners, the managing member of TICC Management.

Name and Year First Elected Director	Term Expires	Age	Background Information
Jonathan H. Cohen (2003)	2012	46	Mr. Cohen has served as Chief Executive Officer of both the Company and TICC Management, and as the managing member of BDC Partners, since 2003. In addition, Mr. Cohen has served since 2005 as the Chief Executive Officer of T2 Advisers, LLC, which serves as the investment adviser to Greenwich Loan Income Fund Limited (f/k/a T2 Income Fund Limited) (“GLIF”), a Guernsey fund that invests primarily in leveraged corporate loans across a variety of industries. Mr. Cohen has also served as Chief Executive Officer of both Oxford Lane Capital Corp., a registered closed-end fund, and its investment adviser, Oxford Lane Management, since 2010. Mr. Cohen was previously the owner, Managing Member, and a Principal of JHC Capital Management, a registered investment adviser, and was previously a Managing Member and Principal of Privet Financial Securities, LLC, a registered broker-dealer, from 2003 to 2004. Prior to founding JHC Capital Management in 2001, Mr. Cohen managed technology research groups at Wit SoundView from 1999 to 2001. He has also managed securities research groups at Merrill Lynch & Co. from 1998 to 1999. Mr. Cohen’s depth of experience in managerial positions in investment management, securities research and financial services, as well as his intimate knowledge of our business and operations, gives the Board of Directors valuable industry-specific knowledge and expertise on these and other matters.

Independent Directors

The following directors are not “interested persons” as defined in the 1940 Act.

Name and Year First Elected Director	Term Expires	Age	Background Information
G. Peter O’Brien (2003)	2012	65	Mr. O’Brien is currently a member of the Board of Directors of Hill House, Inc., a congregate care facility for low income elderly residents, and a member of the Board of Directors of the Bridges School. Mr. O’Brien serves on the Board of Directors of the Legg Mason Family of Mutual Funds and The Royce Funds. Mr. O’Brien was a member of the Board of Trustees of Colgate University from May 1996 to May 2005. Mr. O’Brien retired as a Managing Director of Merrill Lynch & Co. in 1999 after working in the equity capital markets area since he joined Merrill Lynch & Co. in 1971. Mr. O’Brien’s extensive familiarity with the financial industry and the

Name and Year First Elected Director	Term Expires	Age	Background Information
			investment management process in particular, and experience as a director of other publicly-traded and privately-held companies, provides our Board of Directors with valuable insight and perspective.

Tonia L. Pankopf (2003)	2013	43	Ms. Pankopf is managing partner of Pareto Advisors, LLC. Previously, she was a senior analyst and managing director at Palladio Capital Management from January 2004 through April 2005. She previously served as an analyst and portfolio manager with P.A.W. Capital Partners, LP from 2001 to July 2003. Ms. Pankopf was a senior analyst and vice president at Goldman, Sachs & Co. from 1999 to 2001 and at Merrill Lynch & Co. from 1998 to 1999. Ms. Pankopf currently serves on the Board of Directors of the University System of Maryland Foundation. Ms. Pankopf is a member of the National Association of Corporate Directors and holds an ISS Accredited Certificate of Director Education. Ms. Pankopf’s extensive experience in investment research and analysis of mid-market and technology companies provides the Board of Directors with valuable insights of an experienced and diligent financial and investment manager, as well as a diverse perspective.

Information about Executive Officers Who Are Not Directors

The following information, as of the Record Date, pertains to our executive officers who are not directors of the Company. Certain of our executive officers serve as directors of, or on the board of managers of, certain of our portfolio companies.

Name	Age	Background Information
Saul B. Rosenthal	42	Mr. Rosenthal has served as Chief Operating Officer since 2003 and President since 2004 of the Company and TICC Management, and is a member of BDC Partners. In addition, Mr. Rosenthal has served since 2005 as the President of T2 Advisers, LLC, which serves as investment adviser for GLIF, a Guernsey fund that invests primarily in leveraged corporate loans across a variety of industries. Mr. Rosenthal has also served as President and a Director of Oxford Lane Capital Corp., a registered closed-end fund, and as President of Oxford Lane Management since 2010. Mr. Rosenthal was previously President of Privet Financial Securities, LLC, a registered broker-dealer, from 2003 to 2004. Mr. Rosenthal serves on the board of Algorithmic Implementations, Inc. (d/b/a Ai Squared) and is a member of the board of the New York City chapter of the Young Presidents’ Organization (YPO-WPO).

Patrick F. Conroy	54	Mr. Conroy has served as the Chief Financial Officer since 2003, and the Chief Compliance Officer and Corporate Secretary since 2004 of the Company, TICC Management, and BDC Partners. Mr. Conroy has served as the Treasurer of TICC Management and BDC Partners since 2004, and previously served as the Treasurer of TICC from 2004 to 2009. He joined TICC in December 2003, and was previously a consultant on financial reporting and compliance matters, as well as an adjunct professor of accounting and finance at St. Thomas Aquinas College. Mr. Conroy has also served since 2005 as the Chief Financial Officer

Name	Age	Background Information
and Chief Compliance Officer of T2 Advisers, LLC and the Chief Financial Officer of GLIF, a Guernsey fund that invests primarily in leveraged corporate loans across a variety of industries, for which T2 Advisers, LLC serves as investment adviser. In addition, Mr. Conroy has served as Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of Oxford Lane Capital Corp., a registered closed-end fund, and Oxford Lane Management, since 2010. He is a certified public accountant.

Director Independence

In accordance with rules of the NASDAQ Stock Market, our Board of Directors annually determines each director’s independence. We do not consider a director independent unless the Board of Directors has determined that he or she has no material relationship with us. We monitor the relationships of our directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director of a business development company (“BDC”), shall be considered to be independent if he or she is not an “interested person” of TICC, as defined in Section 2(a)(19) of the 1940 Act.

The Board of Directors has determined that each of the directors is independent and has no relationship with us, except as a director and stockholder, with the exception of Jonathan H. Cohen, as a result of his position as our Chief Executive Officer, and Charles M. Royce, as a result of his position as President and Chief Investment Officer of Royce & Associates, the non-managing member of our investment adviser, TICC Management.

Board Leadership Structure

Our Board of Directors monitors and performs an oversight role with respect to the business and affairs of TICC, including with respect to investment practices and performance, compliance with regulatory requirements and the services, expenses and performance of service providers to TICC. Among other things, our Board of Directors approves the appointment of our investment adviser and officers, reviews and monitors the services and activities performed by our investment adviser and executive officers and approves the engagement, and reviews the performance of, our independent registered public accounting firm.

Under our bylaws, our Board of Directors may designate a Chairman to preside over the meetings of the Board of Directors and meetings of the stockholders and to perform such other duties as may be assigned to him by the Board of Directors. We do not have a fixed policy as to whether the Chairman of the Board of Directors should be an independent director and believe that we should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of TICC and its stockholders at such times.

Presently, Mr. Royce serves as the Chairman of our Board of Directors. Mr. Royce is an “interested person” of TICC as defined in Section 2(a)(19) of the 1940 Act as a result of his position as President and Co-Chief Investment Officer of Royce & Associates, the current non-managing member of our investment adviser, TICC Management. If the proposal to approve the New Advisory Agreement is approved, Mr. Royce will hold a non-managing member interest in TICC Management directly. We believe that Mr. Royce’s history with TICC, familiarity with its investment platform, and extensive knowledge of the financial services industry and the investment valuation process in particular qualify him to serve as the Chairman of our Board of Directors. We believe that we are best served through this existing leadership structure, as Mr. Royce’s relationship with our investment adviser provides an effective bridge and encourages an open dialogue between management and our Board of Directors, ensuring that these groups act with a common purpose.

Our Board of Directors does not currently have a designated lead independent director. We are aware of the potential conflicts that may arise when a non-independent director is Chairman of the Board of Directors, but believe these potential conflicts are offset by our strong corporate governance policies. Our corporate governance policies include regular meetings of the independent directors in executive session without the presence of interested directors and management, the establishment of Audit and Nominating and Corporate Governance Committees comprised solely of independent directors and the appointment of a Chief Compliance Officer, with whom the independent directors meet regularly without the presence of interested directors and other members of management, for administering our compliance policies and procedures.

We recognize that different board leadership structures are appropriate for companies in different situations. We re-examine our corporate governance policies on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role In Risk Oversight

Our Board of Directors performs its risk oversight function primarily through (i) its three standing committees, which report to the entire Board of Directors and are comprised solely of independent directors, and (ii) active monitoring by our Chief Compliance Officer and our compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee, the Valuation Committee and the Nominating and Corporate Governance Committee assist the Board of Directors in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing our accounting and financial reporting processes, our systems of internal controls regarding finance and accounting, and audits of our financial statements. The Valuation Committee’s risk oversight responsibilities include establishing guidelines and making recommendations to our Board of Directors regarding the valuation of our loans and investments. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by our stockholders, developing and recommending to the Board of Directors a set of corporate governance principles and overseeing the evaluation of the Board of Directors and our management.

Our Board of Directors also performs its risk oversight responsibilities with the assistance of our Chief Compliance Officer. The Board of Directors annually reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the compliance policies and procedures of TICC and its service providers. The Chief Compliance Officer’s annual report addresses at a minimum (i) the operation of the compliance policies and procedures of TICC and its service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board of Directors would reasonably need to know to oversee our compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the independent directors at least quarterly.

We believe that our Board of Directors’ role in risk oversight is effective and appropriate given the extensive regulation to which we are already subject as a BDC. As a BDC, we are required to comply with certain regulatory requirements that control the levels of risk in our business and operations. For example, our ability to incur indebtedness is limited such that our asset coverage must equal at least 200% immediately after each time we incur indebtedness, we generally have to invest at least 70% of our total assets in “qualifying assets” and we are limited in our ability to invest in any portfolio company in which one of our affiliates currently has an investment.

We recognize that different board roles in risk oversight are appropriate for companies in different situations. We re-examine the manner in which the Board of Directors administers its oversight function on an ongoing basis to ensure that they continue to meet our needs.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, a Valuation Committee and a Nominating and Corporate Governance Committee. During 2010, our Board of Directors held four Board meetings, four Audit Committee meetings, four Valuation Committee meetings and two Nominating and Corporate Governance Meetings. All directors attended at least 75% of the aggregate number of meetings of our Board of Directors and of the respective committees on which they served. We require each director to make a diligent effort to attend all Board and committee meetings, as well as each annual meeting of stockholders.

The Audit Committee. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Audit Committee. The Audit Committee’s responsibilities include recommending the selection of our independent registered public accounting firm, reviewing with such independent registered public accounting firm the planning, scope and results of their audit of our financial statements, pre-approving the fees for services performed, reviewing with the independent registered public accounting firm the adequacy of internal control systems, reviewing our annual financial statements and periodic filings, and receiving the audit reports covering our financial statements. The Audit Committee is presently composed of three persons: Messrs. Novak and O’Brien and Ms. Pankopf, all of whom are considered independent under the rules promulgated by the NASDAQ Stock Market. Our Board of Directors has determined that Mr. Novak is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Securities Exchange Act of 1934. Mr. Novak meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, is not an “interested person” of TICC as defined in Section 2(a)(19) of the 1940 Act. Mr. Novak currently serves as Chairman of the Audit Committee. The Audit Committee met on four occasions during 2010.

The Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors. The charter sets forth the responsibilities of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s responsibilities include selecting, researching and nominating directors for election by our stockholders, selecting nominees to fill vacancies on the Board of Directors or a committee thereof, monitoring and making recommendations to the Board of Directors on matters of Company policies and practices relating to corporate governance and overseeing the evaluation of the Board of Directors and our management. The Nominating and Corporate Governance Committee is presently composed of three persons: Messrs. Novak and O’Brien and Ms. Pankopf, all of whom are considered independent under the rules promulgated by the NASDAQ Stock Market. Mr. O’Brien currently serves as Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met on two occasions during 2010.

The Nominating and Corporate Governance Committee does not currently have a written policy with regard to nominees recommended by our stockholders. The absence of such a policy does not mean, however, that a stockholder recommendation would not have been considered had one been received.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with our bylaws and any applicable law, rule or regulation regarding director nominations. When submitting a nomination for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares of Company common stock owned, if any; and, a written consent of the individual to stand for election if nominated by our Board of Directors and to serve if elected by the stockholders.

In evaluating director nominees, the members of the Nominating and Corporate Governance Committee consider the following factors:

•	the appropriate size and composition of our Board of Directors;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of our business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to TICC a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the members of the Nominating and Corporate Governance Committee may also consider such other factors as they may deem are in the best interests of TICC and its stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of our management to participate as members of the Board of Directors.

The members of the Nominating and Corporate Governance Committee identify nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the independent members of the Board of Directors identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board of Directors is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. To date, neither the Board of Directors nor the Nominating and Corporate Governance Committee has engaged third parties to identify or evaluate or assist in identifying potential nominees although each reserves the right in the future to retain a third party search firm, if necessary.

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the Nominating and Corporate Governance Committee considers and discusses diversity, among other factors, with a view toward the needs of the board of directors as a whole. The Nominating and Corporate Governance Committee generally conceptualizes diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities that contribute to the Board of Directors, when identifying and recommending director nominees. The Nominating and Corporate Governance Committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the Nominating and Corporate Governance Committee’s goal of creating a Board of Directors that best serves the needs of TICC and the interest of its shareholders.

The Valuation Committee. The Valuation Committee establishes guidelines and makes recommendations to our Board of Directors regarding the valuation of our loans and investments. Our portfolio investments are generally not publicly traded securities. As a result, there is no readily determinable market value for these securities. Thus, as required by the 1940 Act for such securities, we value these securities at fair value as determined in good faith by our Board of Directors based upon the recommendation of the Valuation Committee.

Our process for determining the fair value of a bilateral investment begins with determining the enterprise value of the portfolio company. Enterprise value means the entire value of the company to a potential buyer, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time. The fair value of our investment is based on the enterprise value at which the portfolio company could be sold in an orderly disposition over a reasonable period of time between willing parties other than in a forced or liquidation sale. The liquidity event whereby we exit a private investment is generally the sale, the recapitalization or, in some cases, the initial public offering of the portfolio company.

There is no one methodology to determine enterprise value and, in fact, for any one portfolio company, enterprise value is best expressed as a range of fair values, from which we derive a single estimate of enterprise value. To determine the enterprise value of a portfolio company, we analyze the historical and projected financial results, as well as the nature and value of any collateral. We also use industry valuation benchmarks and public market comparables. We also consider other events, including private mergers and acquisitions, a purchase transaction, public offering or subsequent debt or equity sale or restructuring, and include these events in the enterprise valuation process. We generally require portfolio companies to provide annual audited and quarterly unaudited financial statements, as well as annual projections for the upcoming fiscal year.

Typically, our bilateral debt investments are valued on the basis of a fair value determination arrived at through an analysis of the borrower’s financial and operating condition or other factors, as well as consideration of the entity’s enterprise value. The types of factors that we may take into account in valuing our investments include: market trading and transaction comparables, applicable market yields and multiples, security covenants, call protection provisions, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, among other factors. The fair value of equity interests in portfolio companies is determined based on various factors, including the enterprise value remaining for equity holders after the repayment of the portfolio company’s debt and other preference capital, and other pertinent factors such as recent offers to purchase a portfolio company, recent transactions involving the purchase or sale of the portfolio company’s equity securities, or other liquidity events. The determined equity values are generally discounted when we have a minority position, restrictions on resale, specific concerns about the receptivity of the capital markets to a specific company at a certain time, or other factors.

We will record unrealized depreciation on bilateral investments when we believe that an investment has become impaired, including where collection of a loan or realization of an equity security is doubtful. We will record unrealized appreciation if we believe that the underlying portfolio company has appreciated in value and our equity security has also appreciated in value. Changes in fair value are recorded in the statement of operations as net change in unrealized appreciation or depreciation.

Under the valuation procedures approved by the Board of Directors, upon the recommendation of the Valuation Committee, a third-party valuation firm will prepare valuations for each of our bilateral investments for which market quotations are not readily available that, when combined with all other investments in the same portfolio company, (i) have a value as of the previous quarter of greater than or equal to 2.5% of our total assets as of the previous quarter, and (ii) have a value as of the current quarter of greater than or equal to 2.5% of our total assets as of the previous quarter, after taking into account any repayment of principal during the current quarter. In addition, the frequency of those third-party valuations of our portfolio securities is based upon the grade assigned to each such security under our credit grading system as follows: Grade 1, at least annually; Grade 2, at least semi-annually; Grades 3, 4, and 5, at least quarterly. TICC Management also retains the authority to seek, on our behalf, additional third party valuations with respect to both our bilateral portfolio securities and our syndicated loan investments. The Board of Directors retains ultimate authority as to the third-party review cycle as well as the appropriate valuation of each investment.

During the past several quarters, we have acquired a number of debt and equity positions in collateralized loan obligation (“CLO”) investment vehicles. These investments are asset-backed special purpose financing vehicles. In valuing such investments, we consider the operating metrics of the specific investment vehicle, including compliance with collateralization tests, defaulted and restructured securities, and payment defaults, if any. In addition, we consider the marks provided by the broker who makes the market or arranges transactions in such investment vehicles, as well as any available information on other relevant transactions in the market. TICC Management or the Valuation Committee may request an additional analysis by a third-party firm to assist in the valuation process of CLO investment vehicles. All information is presented to the Board of Directors for its determination of fair value of these investments.

The Valuation Committee is presently composed of Messrs. Novak and O’Brien and Ms. Pankopf. Mr. Novak currently serves as Chairman of the Valuation Committee. The Valuation Committee met on four occasions during 2010.

The Compensation Committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from the Company.

Communication with the Board of Directors

Stockholders with questions about the Company are encouraged to contact the Company’s Investor Relations Department. However, if stockholders believe that their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to TICC Capital Corp., c/o Patrick F. Conroy, Corporate Secretary, 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. All stockholder communications received in this manner will be delivered to one or more members of the Board of Directors, as appropriate.

Code of Ethics

The Company has adopted a code of ethics which applies to, among others, its senior officers, including its Chief Executive Officer and its Chief Financial Officer, as well as every officer, director and employee of the Company. The Company’s code can be accessed via its website at http://www.ticc.com. The Company intends to disclose amendments to or waivers from a required provision of the code on Form 8-K.

Compensation of Directors

The following table sets forth compensation of the Company’s directors for the year ended December 31, 2010.

Name	Fees Earned or Paid in Cash(1)	All Other Compensation(2)	Total
Interested Directors
Jonathan H. Cohen	—	—	—
Charles M. Royce	—	—	—

Independent Directors
Steven P. Novak	$64,500	—	$64,500
G. Peter O’Brien	$56,500	—	$56,500
Tonia L. Pankopf	$57,000	—	$57,000

(1)	For a discussion of the independent directors’ compensation, see below.
(2)	We do not maintain a stock or option plan, non-equity incentive plan or pension plan for our directors.

The independent directors receive an annual fee of $35,000. In addition, the independent directors receive $2,000 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each

Board of Directors meeting, $1,500 plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each Valuation Committee meeting, $1,500 plus reimbursement of reasonable out of-pocket expenses incurred in connection with attending each Audit Committee meeting and $1,000 plus reimbursement of reasonable out of-pocket expenses incurred in connection with attending each Nominating and Corporate Governance Committee meeting. The Chairman of the Audit Committee and Valuation Committee also receives an additional annual fee of $7,500 for his service as chair of both committees. The Chairman of the Nominating and Corporate Governance Committee also receives an additional annual fee of $3,000 for his service as chair of the Nominating and Corporate Governance Committee. No compensation was paid to directors who are interested persons of TICC as defined in the 1940 Act.

Compensation of Chief Executive Officer and Other Executive Officers

None of our officers receive direct compensation from the Company. Mr. Cohen, our Chief Executive Officer, and Mr. Rosenthal, our President and Chief Operating Officer, through their ownership interest in BDC Partners, the managing member of TICC Management, are entitled to a portion of any profits earned by TICC Management, which includes any fees payable to TICC Management under the terms of the Current Advisory Agreement by and between the Company and TICC Management, less expenses incurred by TICC Management in performing its services under the Current Advisory Agreement. Messrs. Cohen and Rosenthal do not receive any additional compensation from TICC Management in connection with the management of our portfolio.

The compensation of Mr. Conroy, our Chief Financial Officer, Chief Compliance Officer and Corporate Secretary, is paid by our administrator, BDC Partners, subject to reimbursement by us of an allocable portion of such compensation for services rendered by Mr. Conroy to TICC. During 2010, we reimbursed BDC Partners approximately $1.0 million for the allocable portion of compensation expenses incurred by BDC Partners on our behalf for our Chief Financial Officer and Chief Compliance Officer, our Treasurer and Controller, and other support personnel, pursuant to our administration agreement with BDC Partners (the “Administration Agreement”).

Certain Relationships and Transactions

Transactions with Affiliated Persons

We have entered into the Current Advisory Agreement with TICC Management. TICC Management is controlled by BDC Partners, its managing member. In addition to BDC Partners, TICC Management is owned in part by Royce & Associates as a non-managing member. BDC Partners, as the managing member of TICC Management, manages the business and internal affairs of TICC Management. In addition, BDC Partners provides us with office facilities and administrative services pursuant to the Administration Agreement. Jonathan H. Cohen, our Chief Executive Officer, as well as a director, is the managing member of and controls BDC Partners. Saul B. Rosenthal, our President and Chief Operating Officer, is also the President and Chief Operating Officer of TICC Management and a member of BDC Partners. BDC Partners is also the managing member of Oxford Gate Capital, LLC, a private fund in which Messrs. Cohen, Rosenthal and Conroy, along with certain investment and administrative personnel of TICC Management, are invested.

Charles M. Royce, a director and the non-executive Chairman of our Board of Directors, is President and Co-Chief Investment Officer of Royce & Associates. Royce & Associates, as the current non-managing member of TICC Management, does not take part in the management or participate in the operations of TICC Management; however, Royce & Associates has agreed to make Mr. Royce or certain other portfolio managers available to TICC Management to provide certain consulting services without compensation. Royce & Associates is a wholly owned subsidiary of Legg Mason, Inc. If the proposal to approve the New Advisory Agreement is approved, Mr. Royce will hold a non-managing member interest in TICC Management directly.

In addition, Messrs. Cohen and Rosenthal currently serve as Chief Executive Officer and President, respectively, for T2 Advisers, LLC, an investment adviser to GLIF. BDC Partners is the managing member of T2 Advisers, LLC. Further, Messrs. Cohen and Rosenthal currently serve as Chief Executive Officer and President, respectively, of Oxford Lane Capital Corp., a non-diversified closed-end management investment company that invests primarily in leveraged corporate loans, and its investment adviser, Oxford Lane Management. BDC Partners provides Oxford Lane Capital Corp. with office facilities and administrative services pursuant to an administration agreement and also serves as the managing member of Oxford Lane Management. In addition, Patrick F. Conroy, the Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of TICC Management, BDC Partners and TICC, serves in the same capacities for Oxford Lane Capital Corp. and Oxford Lane Management and also serves as the Chief Financial Officer of GLIF and as the Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of T2 Advisers, LLC.

Both we, GLIF and Oxford Lane Capital Corp. have adopted a policy with respect to the allocation of investment opportunities in view of these potential conflicts of interest. Bilateral investment opportunities are those negotiated directly between us or GLIF and a prospective portfolio company. Our general policy is to allocate bilateral U.S.-based opportunities to us and bilateral non-U.S.-based opportunities to GLIF; provided, that in instances involving bilateral investment opportunities where there is significant question as to a prospective portfolio company’s primary base of operation (by virtue, for instance, of it conducting business in many countries, including the United States, with no clear principal center of operation or legal domicile), and where that question leads to doubt with regard to an investment in that company representing a “qualified asset” for the purpose of compliance with the “70% test” for qualifying assets for BDCs under Section 55(a) of the 1940 Act, that bilateral investment opportunity will be allocated to GLIF.

Either we, GLIF or Oxford Lane Capital Corp. may also purchase syndicated loans (i.e., those transactions in which an agent bank syndicates loans to four or more investors) or investments in CLO vehicles provided that the purchases are not made directly from the other fund or the issuer of the acquired syndicated loans or the CLO vehicle. In instances where both we and GLIF or Oxford Lane Capital Corp. desire to either purchase or sell the same position at the same time, such purchases or sales will generally be allocated on a pro rata basis between us and GLIF or Oxford Lane Capital Corp. based on order size as determined by each fund’s investment adviser in good faith.

Notwithstanding the foregoing policy with respect to the allocation of investment opportunities, any opportunity to invest a sum of less than or equal to $500,000 (an amount generally considered below our or GLIF’s or Oxford Lane Capital Corp.’s minimum investment threshold) will be allocated to Oxford Gate Capital, LLC.

In the ordinary course of business, we may enter into transactions with portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any prohibited transactions with any persons affiliated with us, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, companies controlled by us and our employees and directors. We will not enter into any agreements unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek board review and approval or exemptive relief for such transaction. Our Board of Directors reviews these procedures on an annual basis.

We have also adopted a Code of Ethics which applies to, among others, our senior officers, including our Chief Executive Officer and Chief Financial Officer, as well as all of our officers, directors and employees. Our Code of Ethics requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests. Pursuant to our Code of Ethics, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to our Chief Compliance Officer. Our Audit Committee is charged with approving any waivers under our Code of Ethics. As required by the NASDAQ Global Select Market corporate governance listing standards, the Audit Committee of our Board of Directors is also required to review and approve any transactions with related parties (as such term is defined in Item 404 of Regulation S-K).

Board Consideration of the Current Advisory Agreement

Our Board of Directors determined at a meeting held on April 26, 2011, to re-approve the Current Advisory Agreement. In its consideration of the re-approval of the Current Advisory Agreement, the Board of Directors focused on information it had received relating to, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to us by TICC Management;

•	comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives;

•	our historical and projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

•

any existing and potential sources of indirect income to TICC Management or BDC Partners from their relationships with us and the profitability of those relationships, including through the Current Advisory Agreement and the Administration Agreement;

•	information about the services to be performed and the personnel performing such services under the Current Advisory Agreement;

•	the organizational capability and financial condition of TICC Management and its affiliates;

•

TICC Management’s practices regarding the selection and compensation of brokers that may execute our portfolio transactions and the brokers’ provision of brokerage and research services to TICC Management; and

•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

Based on the information reviewed and the discussions, the Board of Directors, including a majority of the non-interested directors, concluded that fees payable to TICC Management pursuant to the Current Advisory Agreement were reasonable in relation to the services to be provided. The Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, the Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of the Board of Directors may have given different weights to different factors.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding more than 10% of its common stock, are required to report their beneficial ownership and any changes therein to the SEC and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based solely on a review of copies of such reports and written representations delivered to the Company by such persons, the Company believes that there were no violations of Section 16(a) by such persons during 2010.

PROPOSAL II: RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee and the independent directors of the Board of Directors have selected PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. This selection is subject to ratification or rejection by the stockholders of the Company.

PricewaterhouseCoopers LLP has advised us that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its affiliates. It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if he or she chooses and will be available to answer questions.

	Fiscal Year Ended December 31, 2010	Fiscal Year Ended December 31, 2009
Audit Fees	$377,157	$351,200
Audit-Related Fees	97,500	—
Tax Fees	30,000	30,000
All Other Fees	—	—
Total Fees:	$504,657	$381,200

Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings.

Audit-Related Fees. Audit-related services consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.

All Other Fees. All other fees would include fees for products and services other than the services reported above.

Audit Committee Report

The Audit Committee of the Board of Directors of TICC Capital Corp. operates under a written charter adopted by the Board of Directors. The Audit Committee is currently composed of Messrs. Novak and O’Brien and Ms. Pankopf.

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and expressing an opinion on the conformity of those audited financial statements in accordance with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee is also directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee has established a pre-approval policy that describes the permitted audit, audit-related, tax and other services to be provided by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm. The policy requires that the Audit Committee pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such service does not impair the auditor’s independence.

Any requests for audit, audit-related, tax and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Review with Management

The Audit Committee has reviewed the audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States.

Review and Discussion with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended. The Audit Committee received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board and has discussed with the auditors the auditors’ independence. The Audit Committee has also considered the compatibility of non-audit services with the auditors’ independence.

During 2010, the Audit Committee met with members of senior management and the independent registered public accounting firm to review the certifications provided by the Chief Executive Officer and Chief Financial Officer under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the rules and regulations of the SEC and the overall certification process. At these meetings, company officers reviewed each of the Sarbanes-Oxley certification requirements concerning internal control over financial reporting and any fraud, whether or not material, involving management or other employees with a significant role in internal control over financial reporting. In March 2011, the Audit Committee received reports from management and PricewaterhouseCoopers LLP regarding the effectiveness of internal control over financial reporting pursuant to Section 404 of Sarbanes-Oxley.

Conclusion

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm, the Audit Committee’s review of the audited financial statements, the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC. The Audit Committee also recommended the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for the year ending December 31, 2011.

Respectfully Submitted,

The Audit Committee

Steven P. Novak
G. Peter O’Brien
Tonia L. Pankopf

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2011.

PROPOSAL III: APPROVAL TO AUTHORIZE THE COMPANY

TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR

PURCHASE THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS

The Company’s Board of Directors believes it would be in the best interests of the Company to have the ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which may include convertible preferred stock and convertible debentures, under appropriate circumstances in connection with the capital raising and financing activities of the Company. Sections 18(d) and 61(a) of the 1940 Act restrict the ability of a BDC such as the Company to issue warrants, options or rights to subscribe or to convert to voting securities of the Company. If warrants, options or rights are to be issued, the proposal must be approved by the stockholders of the BDC. Thus, the Company’s Board of Directors has approved and recommends to the stockholders for their approval the proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock, which warrants, options or rights may or may not be accompanied by other securities of the Company.

If this proposal is approved, any issuances of warrants, options or rights to subscribe to, convert to or purchase shares of the Company’s common stock would be made in accordance with Section 61(a)(3) of the 1940 Act, pursuant to which the Company would be permitted to issue securities that may be converted into or exercised for shares of our common stock at a conversion or exercise price per share not less than our current market price at the date such securities are issued. This conversion or exercise price may, however, be less than our NAV per share (i) at the date such securities are issued or (ii) at the date such securities are converted into or exercised for shares of our common stock.

Background and Reasons

The Company’s management and the Board of Directors have determined that it would be advantageous to the Company to have the ability to issue warrants, options or rights to subscribe to, convert to or purchase common stock, which may include convertible preferred stock and convertible debentures, in connection with the financing and capital raising activities of the Company. In this regard, the debt and equity capital markets in the United States continue to be severely impacted by recent significant write-offs in the financial services sector relating to sub-prime mortgages and the repricing of credit risk in the broadly syndicated loan market, among other reasons. These events, along with the deterioration of the housing market, have led to continuing general negative economic conditions, which continue to impact the broader capital and credit markets and to reduce the availability of debt and equity capital for the market as a whole and financial firms in particular. In the past, we were able to readily access the capital and credit markets to finance our investment activities. However, due to the continued uncertainty in the debt and equity markets, we are concerned that debt or equity capital may not be available to us on favorable terms, or at all. As a result, our ability to issue warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock, which may include convertible preferred stock and convertible debentures, may be an effective way for us to raise capital in the current environment.

The Company has no immediate plans to issue any such warrants, options or rights. However, in order to provide flexibility for future issuances, which typically must be undertaken quickly, the Board of Directors has approved and is seeking stockholder approval of this proposal to issue warrants, options or rights to subscribe to, convert to or purchase shares of common stock either accompanied by or not accompanied by other securities of the Company. The final terms of any warrants, options or rights (subject to the requirements noted in Section 61 of the 1940 Act), including exercise/conversion price, term and exercise/conversion requirements would be determined by the Board of Directors at the time of issuance. Also, the nature and amount of consideration that would be received by the Company at the time of issuance and the use of any such consideration will be considered and approved by the Board of Directors at the time of issuance. You should be aware that the authority sought under this proposal has no expiration.

Conditions to Issuance

If the Company’s stockholders approve this proposal, it will only be able to issue warrants or securities to subscribe for or convert into shares of its common stock pursuant to such stockholder approval so long as the issuance of such securities meets the following conditions:

(i) the exercise or conversion feature of the warrants, options or rights must expire within 10 years of issuance;

(ii) the exercise or conversion price for the warrants, options or rights must not be less than the current market value of the common stock at the date of the issuance of the warrants, options or rights; and

(iii) a majority of the Company’s directors who are not “interested persons” of the Company as defined in the 1940 Act shall have approved each individual issuance of warrants, options or rights and determined that each such issuance is in the best interests of the Company and its stockholders.

In addition, if such securities are accompanied by other securities when issued, the securities cannot be separately transferable unless no class of such securities and the other securities that accompany them has been publicly distributed. In addition, we will remain subject to the limitations on the issuance of senior securities imposed under the 1940 Act with respect to any debt securities, preferred stock or other senior securities we may issue that contain conversion rights in accordance with this proposal.

Prior to the time of issuance, the Board of Directors may determine to issue warrants or securities to subscribe for or convert into shares of the Company’s common stock in a registered public offering or in a private placement either with or without an obligation to seek to register the resale of our common stock resulting from such issuance at the request of the holders. The Board of Directors may also determine to use an underwriter or placement agent to assist in selling such securities if it concludes that doing so would assist in marketing such securities on favorable terms. Any such sale would be anticipated to result in a potential increase in the number of outstanding shares of the Company’s common stock. However, Section 61(a) of the 1940 Act limits the number of warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock that can be issued pursuant to this proposal. Specifically, the amount of voting securities that would result from the exercise or conversion of all of the Company’s warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock at the time of issuance shall not exceed 25% of the Company’s outstanding voting securities.

In addition, it is possible that the Board of Directors will authorize the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock that contain anti-dilution protections, to the extent permissible under the 1940 Act, and that, as a result of such anti-dilution protections, the price at which such securities may be exercisable for or convertible into shares of the Company’s common stock may be adjusted to a price less than the current market value per share of the Company’s common stock or the net asset value per share of the Company’s common stock at the time of such adjustment or at the time of their issuance. Such anti-dilution protections, if granted, would be designed to ensure the equitable treatment of the holders of such warrants or securities to subscribe for or convert into shares of the Company’s common stock by providing for an adjustment in the number of shares that may be received thereon in the event the total number of outstanding shares of the Company’s common stock increases as a result of a forward stock split, stock dividend or similar corporate event.

Key Stockholder Considerations

Before voting on this proposal or giving proxies with regard to this matter, stockholders should consider the potentially dilutive effect of the issuance of warrants, options or rights to subscribe to, convert to, or purchase shares of the Company’s common stock and the expenses associated with such issuances on the NAV per outstanding share of the Company’s common stock. Because the exercise or conversion price per share at the time of exercise or conversion could be less than the net asset value per share of our common stock at the time of exercise or conversion, and because we would incur expenses in connection with any such issuance of warrants or convertible debt, such exercise or conversion could result in a dilution of net asset value per share of our common stock at the time of such exercise. Any exercise of warrants or securities to subscribe for or convert into shares of the Company’s common stock at an exercise or conversion price that is below NAV at the time of such exercise or conversion, would result in an immediate dilution to existing common stockholders. This dilution would include reduction in NAV as a result of the proportionately greater decrease in a stockholder’s interest in the earnings and assets of the Company and voting interest in the Company than the increase in the assets of the Company resulting from such issuance.

The Company cannot state precisely the amount of any such dilution because it does not know at this time what number of shares of common stock would be issuable upon exercise or conversion of any such securities that are ultimately issued. Because the exercise or conversion price per share could be less than NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) and because the Company would incur expenses in connection with any issuance of such securities, such issuance could result in a dilution of NAV at the time of exercise or conversion. The amount of any decrease in NAV is not predictable because it is not known at this time what the exercise or conversion price and NAV will be at the time of exercise or conversion or what number or amount (if any) of such securities will be issued. Such dilution, however, could be substantial.

This proposal does not limit the Company’s ability to issue securities to subscribe for or convert into shares of its common stock at an exercise or conversion price below NAV at the time of exercise or conversion (including through the operation of anti-dilution protections) so long as such issuance is within the 25% limitation set forth under Section 61(a) of the 1940 Act described above. The only requirement with respect to the exercise or conversion price is that it be not less than the lesser of the market value per share of the Company’s common stock and the net asset value per share of the Company’s common stock on the date of issuance.

The 1940 Act establishes a connection between common stock sale price and NAV because, when stock is issued at a price below NAV, the resulting increase in the number of outstanding shares is not accompanied by a proportionate increase in the net assets of the issuer. The Board of Directors of the Company will consider the potential dilutive effect of the issuance of warrants or securities to subscribe for or convert into shares of the Company’s common stock when considering whether to authorize any such issuance.

If this proposal is approved, no further authorization from stockholders will be solicited by the Company prior to the issuance of any warrants, options or rights to subscribe to, convert to or purchase shares of common stock.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. Abstentions and Broker Non-Votes will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for the proposal to authorize the Company to issue warrants, options or rights to subscribe to, convert to, or purchase the Company’s common stock in one or more offerings.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO ISSUE WARRANTS, OPTIONS OR RIGHTS TO SUBSCRIBE TO, CONVERT TO, OR PURCHASE THE COMPANY’S COMMON STOCK IN ONE OR MORE OFFERINGS.

PROPOSAL IV: APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT

BY AND BETWEEN THE COMPANY AND TICC MANAGEMENT, LLC, ON TERMS IDENTICAL

TO THE CURRENT INVESTMENT ADVISORY AGREEMENT, EXCEPT FOR THE DATE OF

EXECUTION, UNDER WHICH TICC MANAGEMENT, LLC WILL CONTINUE TO ACT AS

INVESTMENT ADVISER TO THE COMPANY.

The Board of Directors of the Company recommends the approval of the New Advisory Agreement. TICC Management currently serves as the investment adviser of the Company pursuant to the Current Advisory Agreement by and between the Company and TICC Management, which was initially approved by the board on August 1, 2003 and October 28, 2003, and was last approved by the Company’ stockholders on June 17, 2004. The Current Advisory Agreement is dated June 17, 2004 and was last approved for continuance by the Board on April 26, 2011.

Background

The membership interests in TICC Management are currently held by BDC Partners and Royce & Associates, a wholly-owned subsidiary of Legg Mason, Inc. BDC Partners, as the managing member of TICC Management, manages the business and operations of TICC Management. Charles M. Royce, a director and the non-executive Chairman of our Board of Directors, is President and Co-Chief Investment Officer of Royce & Associates. Royce & Associates, as the non-managing member of TICC Management, does not take part in the management or participate in the operations of TICC Management.

Royce & Associates desires to transfer to Mr. Royce its membership interest in TICC Management in a transaction following which BDC Partners, LLC (the existing managing member of TICC Management) would maintain sole “control” over TICC Management as defined by the 1940 Act (the “Proposed Transaction”). Following or concurrent with the Proposed Transaction, Mr. Royce would become a non-managing member of TICC Management and his interest in TICC Management would be solely economic; he would have no other interest and no rights in TICC Management that would provide him “control” over TICC Management, as defined under the 1940 Act.

Although the Company and TICC Management do not believe that the Proposed Transaction would result in an assignment of the Current Advisory Agreement under the 1940 Act (because Royce & Associates would not be deemed to “control” TICC Management under the 1940 Act), in an abundance of caution, our Board of Directors has approved the New Advisory Agreement and is submitting it to stockholders for their approval to prevent any potential disruption in TICC Management’s ability to provide services to the Company after the Proposed Transaction is completed. The terms and conditions of the New Advisory Agreement are identical to the terms and conditions of the Current Advisory Agreement, except for the date of execution. The New Advisory Agreement will be entered into immediately following the closing of the Proposed Transaction; if such Proposed Transaction is not completed, then the Current Advisory Agreement will remain in effect.

In anticipation of the Proposed Transaction, our Board of Directors met in person on April 26, 2011 for purposes of, among other things, considering whether it would be in the best interests of the Company and its stockholders to approve the New Advisory Agreement between the Company and TICC Management. At the meeting, our Board of Directors, including a majority of the directors who are not “interested persons” of the Company, as defined under the 1940 Act (the “Disinterested Directors”), unanimously approved the New Advisory Agreement and unanimously recommended its approval by stockholders in order to assure continuity of investment advisory services to the Company after the Proposed Transaction. In the event the Company’s stockholders do not approve the New Advisory Agreement, the Proposed Transaction is not consummated, or the New Advisory Agreement is not executed then the Current Advisory Agreement would remain in effect. Stockholders of the Company are now being asked to approve the New Advisory Agreement at the Annual Meeting. The New Advisory Agreement is attached as Appendix A to this Proxy Statement.

Interest of Certain Persons in the Approval of the New Advisory Agreement

As discussed above, upon completion of the Proposed Transaction, the majority ownership of TICC Management will be held by BDC Partners, its managing member, and no other member will hold an interest in TICC Management sufficient to be deemed to “control” TICC Management under the 1940 Act. Jonathan H. Cohen, the Company’s Chief Executive Officer, as well as a director, is the managing member of and controls BDC Partners, and is the Chief Executive Officer of TICC Management. Saul B. Rosenthal, the Company’s President and Chief Operating Officer, is also the President and Chief Operating Officer of TICC Management and a member of BDC Partners. Patrick F. Conroy is the Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of the Company, and is also the Chief Financial Officer and Chief Compliance Officer of TICC Management. As previously discussed, Mr. Royce is a director and the non-executive Chairman of the Company’s Board of Directors and will become a non-managing member of TICC Management following or concurrent with the Proposed Transaction; however, his interest in TICC Management will be structured such that he would not be deemed to “control” TICC Management under the 1940 Act. As a result of their respective interests in, or positions with, TICC Management, Messrs. Cohen, Rosenthal, Conroy and Royce may be deemed to have a substantial interest in stockholder approval of the New Advisory Agreement.

During the fiscal year ended December 31, 2010, TICC Management received approximately $6.4 million in fees from the Company under the Current Advisory Agreement and BDC Partners received approximately $1.0 million in reimbursements under the Administration Agreement.

Information About TICC Management

TICC Management is an SEC registered investment adviser, founded in 2003, with over $318 million in assets under management as of December 31, 2010. TICC Management has 7 investment professionals with an average of approximately 7 years of investment experience. TICC Management is headquartered in Greenwich, Connecticut.

The names, addresses and principal occupations of the principal executive officers and directors of TICC Management are set forth below:

Name and Address(1)	Title	Principal Occupation(2)
Jonathan H. Cohen	Chief Executive Officer	Chief Executive Officer of the Company, TICC Management, BDC Partners, Oxford Lane Capital Corp., Oxford Lane Management, LLC and T2 Advisers, LLC

Saul B. Rosenthal	Chief Operating Officer and President	Chief Operating Officer and President of the Company and TICC Management, and President of BDC Partners, Oxford Lane Capital Corp., Oxford Lane Management, LLC and T2 Advisers, LLC

Patrick F. Conroy	Chief Financial Officer, Chief Compliance Officer and Corporate Secretary	Chief Financial Officer, Chief Compliance Officer and Corporate Secretary of the Company, TICC Management, BDC Partners, Oxford Lane Capital Corp., Oxford Lane Management, LLC and T2 Advisers, LLC, and Chief Financial Officer of GLIF

(1)	The business address for each person listed above is 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830.
(2)	For additional information regarding the principal occupations of the principal executive officers and directors of TICC Management, see “Proposal I: Election of Directors.”

Currently, TICC Management is owned by BDC Partners and Royce & Associates. Royce & Associates’ address is 745 Fifth Avenue, New York, NY 10151, and Royce & Associates is wholly-owned by Legg Mason, Inc, which has its corporate headquarters at 100 International Drive, Baltimore, MD 21202. BDC Partners is owned 50% by Mr. Cohen and 50% by Mr. Rosenthal, whose address is c/o BDC Partners, 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. Upon completion of the Proposed Transaction, the majority of TICC Management will be owned by BDC Partners which will maintain control of TICC Management; Mr. Royce will become a non-managing member of TICC Management, LLC, and he will have a solely economic interest and his interest in TICC Management will be structured such that he would not be deemed to “control” TICC Management under the 1940 Act. Mr. Royce’s address is c/o Royce & Associates, 8 Sound Shore Drive, Suite 140, Greenwich, Connecticut 06830.

Summary of Current and New Advisory Agreements

Subject to approval of its stockholders, the Company will enter into the New Advisory Agreement. The terms and conditions of the New Advisory Agreement are identical to the terms and conditions of the Current Advisory Agreement, except for the date of execution. Following approval by the stockholders of the Company in the manner required by the 1940 Act, the New Advisory Agreement will be entered into immediately following the closing of the Proposed Transaction.

Advisory and Other Services. Under the terms of the Current Advisory Agreement and the New Advisory Agreement (collectively, the “Advisory Agreements”), TICC Management has and will have full discretion and authority to manage the assets and liabilities of the Company and to manage the day-to-day business and affairs of the Company, in each case in accordance with the investment objectives, policies and restrictions set forth in the Company’s registration statement on Form N-2 dated September 23, 2003, as amended from time to time, as filed with the SEC. TICC Management’s services under the Advisory Agreements are and will be non-exclusive, and TICC Management is and will be free to furnish similar services to other entities.

Management Fees. The management fees under the New Advisory Agreement will be calculated in a manner identical to that under the Current Advisory Agreement. For services provided by TICC Management under the Advisory Agreements, the Company pays and will pay TICC Management a management fee consisting of two components, a base management fee and an incentive fee. The base management fee (the “Base Fee”) is and will be calculated at an annual rate of 2.00% of the Company’s gross assets. For services rendered under the Advisory Agreements, the Base Fee is and will be payable quarterly in arrears, and is and will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any equity or debt capital raises, repurchases or redemptions during the current calendar quarter. The Base Fee for any partial quarter will be appropriately pro rated.

The incentive fee has two parts. The first part is and will be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding calendar quarter. For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter minus the Company’s operating expenses for the quarter (including the Base Fee, expenses payable under the Administration Agreement with BDC Partners, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with PIK interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not and will not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets at the end of the immediately preceding calendar quarter, is compared to one-fourth of an annual “hurdle rate.”

The annual hurdle rate has been determined as of the immediately preceding December 31st by adding 5.0% to the interest rate then payable on the most recently issued five-year U.S. Treasury Notes, up to a maximum annual hurdle rate of 10.0%. The annual hurdle rate for the 2010, 2009 and 2008 calendar years was 7.69%, 6.55% and 8.45%, respectively. The current hurdle rate for the 2011 calendar year, calculated as of December 31, 2010, is 7.01%. The Company’s net investment income used to calculate this part of the incentive fee also is and will be included in the amount of the Company’s gross assets used to calculate the 2% base management fee to the extent such income is not distributed to shareholders. In addition, in the event the Company recognizes PIK loan interest in excess of its available capital, the Company may be required to liquidate assets in order to pay a portion of the incentive fee. TICC Management, however, is not and will not be required to reimburse the Company for the portion of any fees attributable to accrued deferred loan interest in the event of a default by the obligor. The operation of the incentive fee with respect to the Company’s Pre-Incentive Fee Net Investment Income for each quarter is as follows:

•

no incentive fee is and will be payable to TICC Management in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed one fourth of the annual hurdle rate (currently 7.01% for the 2011 calendar year).

•

20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds one-fourth of the annual hurdle rate in any calendar quarter (currently 1.7525% for the 2011 calendar year) is and will be payable to TICC Management (i.e., once the hurdle rate is reached, 20% of all Pre-Incentive Fee Net Investment Income thereafter is and will be allocated to TICC Management).

For example, for the quarter ended December 31, 2010, pre-incentive fee net investment income of $7,080,440 exceeded the hurdle of $4,811,598 (based upon net assets of $250,278,154 at September 30, 2010 and the quarterly hurdle rate of 1.9225%). The incentive fee rate of 20% resulted in an incentive fee of $453,768 for the quarter. TICC Management unilaterally determined to waive $50,000 of the incentive fee for the quarter ended December 31, 2010, resulting in an incentive fee of $403,768.

The second part of the incentive fee is and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreements, as of the termination date), and equals 20% of the Company’s “Incentive Fee Capital Gains,” which consist of the Company’s realized capital gains for each calendar year, computed net of all realized capital losses and unrealized capital depreciation for that calendar year. For accounting purposes only, in order to reflect the theoretical capital gains incentive fee that would be payable for a given period as if all unrealized gains were realized, the Company will accrue a capital gains incentive fee based upon realized capital gains and losses during the current calendar year through the end of the period, plus any unrealized capital appreciation and depreciation as of the end of the period. It should be noted that a fee so calculated and accrued would not necessarily be payable under the Advisory Agreements, and may never be paid based upon the computation of capital gains incentive fees in subsequent periods. Amounts paid under the Advisory Agreements will be consistent with the formula reflected in the Advisory Agreements.

Expenses. Under the Advisory Agreements, all personnel of TICC Management, when and to the extent engaged in providing investment advisory services, and the compensation and expenses of such personnel allocable to such services, will be provided and paid for by TICC Management or by BDC Partners, as managing member of TICC Management, and not by the Company. The Company is and will be responsible for all other costs and expenses of its operations and transactions, including (without limitation) those relating to: organization and offering; calculating the Company’s net asset value; effecting sales and repurchases of shares of the Company’s common stock and other securities; investment advisory fees; fees payable to third parties relating to, or associated with, making investments (in each case subject to approval of the Company’s Board); transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company’s shares on any securities exchange; federal, state and local taxes; Disinterested Directors’ fees and expenses; costs of proxy statements, stockholders’ reports and notices; fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs such as printing, mailing, long distance telephone, staff, independent auditors and outside legal costs; and all other expenses incurred by the

Company or BDC Partners in connection with administering the Company’s business, including payments under the Administration Agreement based upon the Company’s allocable portion of BDC Partners’ overhead in performing its obligations under the Administration Agreement, including a portion of the rent and the compensation of the Company’s Chief Financial Officer, Chief Compliance Officer, Controller and other administrative support personnel.

Term, Continuance and Termination. The Advisory Agreements provide that the Advisory Agreements will remain in force for two years from the date on which they first become effective, and thereafter from year to year, subject to approval by the Board or a vote of a majority of the outstanding voting securities of the Company and by approval of a majority of the Disinterested Directors. The Advisory Agreements may be terminated at any time, without the payment of any penalty, by the action of the Board or by a vote of a majority of the Company’s outstanding voting securities, on 60 days’ written notice to TICC Management, or by TICC Management at any time, without the payment of any penalty, on 60 days’ written notice to the Company.

Board of Directors Consideration of the New Advisory Agreement

At an in-person meeting of our Board of Directors held on April 26, 2011, our Board of Directors considered the approval of the New Advisory Agreement. Since the New Advisory Agreement is identical to the Current Advisory Agreement except for the date of execution, our Board of Directors believes that the terms and conditions of the New Advisory Agreement are fair to, and in the best interests of, the Company and its stockholders. Our Board of Directors also believes that there will be no change in the services provided by TICC Management to the Company, including the investment process, operations or investment advisory services to the Company under the New Advisory Agreement. Additionally, our Board of Directors determined that there would be no diminution in the scope and quality of advisory services provided to the Company as a result of the Proposed Transaction. In reaching a decision to approve the New Advisory Agreement, our Board of Directors considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Company by TICC Management;

•	the investment performance of the Company and TICC Management;

•	the costs of the services to be provided by TICC Management and the profits to be realized by TICC Management and its affiliates from its relationship with the Company;

•

the extent to which economies of scale would be realized as the Company grows, and whether the fees payable under the New Advisory Agreement reflect these economies of scale for the benefit of the Company’s shareholders, compared against TICC Management’s need to retain additional advisory personnel and commit further resources to its management of the Company’s portfolio as the portfolio continues to grow, in view of the nature of the private debt and equity investments the Company generally targets;

•	comparative data with respect to advisory fees or similar expenses paid by other business development companies with similar investment objectives;

•	the Company’s historical and projected operating expenses and expense ratio compared to business development companies with similar investment objectives;

•

any existing and potential sources of indirect income to TICC Management or BDC Partners from their relationships with the Company and the profitability of those relationships, including through the New Advisory Agreement and the Administration Agreement;

•	information about the services to be performed and the personnel performing such services under the New Advisory Agreement;

•	the organizational capability and financial condition of TICC Management and its affiliates;

•

TICC Management’s practices regarding the selection and compensation of brokers that may execute the Company’s portfolio transactions and the brokers’ provision of brokerage and research services to TICC Management; and

•	the possibility of obtaining similar services from other third party service providers or through an internally managed structure.

Based on the information reviewed and the discussions, our Board of Directors, including a majority of the Disinterested Directors, concluded that fees payable to TICC Management pursuant to the New Advisory Agreement were reasonable in relation to the services to be provided, approved the New Advisory Agreement as being in the best interests of the Company and its stockholders and directed that the New Advisory Agreement be submitted to the Company’s stockholders for approval with the Board of Directors’ recommendation that stockholders vote for the approval of the New Advisory Agreement. Our Board of Directors did not assign relative weights to the above factors or the other factors considered by it. In addition, our Board of Directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. Individual members of our Board of Directors may have given different weights to different factors.

Required Vote

Approval of this proposal requires the affirmative vote of 67 percent or more of the voting securities present at the Annual Meeting, if the holders of more than 50 percent of the outstanding voting securities of the Company are present or represented by proxy, or the affirmative vote of more than 50 percent of the outstanding voting securities of the Company, whichever is less. Broker non-votes (i.e., proxies from brokers or nominees indicating that they have not received instructions from the beneficial owners on an item for which the brokers or nominees do not have discretionary power to vote) and abstentions will have the effect of a vote against this proposal.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for the proposal to approve the New Advisory Agreement by and between the Company and TICC Management, on terms identical to the Current Advisory Agreement, except for the date of execution, under which TICC Management will continue to act as investment adviser to the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT BY AND BETWEEN THE COMPANY AND TICC MANAGEMENT, ON TERMS IDENTICAL TO THE CURRENT INVESTMENT ADVISORY AGREEMENT, EXCEPT FOR THE DATE OF EXECUTION, UNDER WHICH TICC MANAGEMENT WILL CONTINUE TO ACT AS INVESTMENT ADVISER TO THE COMPANY.

OTHER BUSINESS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Annual Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the Annual Meeting unless certain securities law requirements are met.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Company expects that the 2012 Annual Meeting of Stockholders will be held in June 2012, but the exact date, time, and location of such meeting have yet to be determined. A stockholder who intends to present a proposal at that annual meeting must submit the proposal in writing to the Company at its address in Greenwich, Connecticut, and the Company must receive the proposal no later than January 4, 2012, in order for the proposal to be considered for inclusion in the Company’s proxy statement for that meeting. The submission of a proposal does not guarantee its inclusion in the Company’s proxy statement or presentation at the meeting.

For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business on March 20, 2012 and advises stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter, or (b) does not receive notice of the proposal prior to the close of business on March 20, 2012.

Notices of intention to present proposals at the 2012 Annual Meeting of Stockholders should be addressed to Patrick F. Conroy, Corporate Secretary, TICC Capital Corp., 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

You are cordially invited to attend the Annual Meeting of stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or to vote by telephone or through the internet.

By Order of the Board of Directors,

Patrick F. Conroy
Corporate Secretary

Greenwich, Connecticut

May 4, 2011

PRIVACY NOTICE

We are committed to protecting your privacy. This privacy notice, which is required by federal law, explains privacy policies of TICC Capital Corp. and its affiliated companies. This notice supersedes any other privacy notice you may have received from TICC Capital Corp., and its terms apply both to our current stockholders and to former stockholders as well.

We will safeguard, according to strict standards of security and confidentiality, all information we receive about you. With regard to this information, we maintain procedural safeguards that comply with federal standards.

Our goal is to limit the collection and use of information about you. When you purchase shares of our common stock, our transfer agent collects personal information about you, such as your name, address, social security number or tax identification number.

This information is used only so that we can send you annual reports, proxy statements and other information required by law, and to send you information we believe may be of interest to you.

We do not share such information with any non-affiliated third party except as described below.

•	It is our policy that only authorized employees of our investment adviser, TICC Management, LLC, who need to know your personal information will have access to it.

•

We may disclose stockholder-related information to companies that provide services on our behalf, such as record keeping, processing your trades, and mailing you information. These companies are required to protect your information and use it solely for the purpose for which they received it.

•

If required by law, we may disclose stockholder-related information in accordance with a court order or at the request of government regulators. Only that information required by law, subpoena, or court order will be disclosed.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

TICC CAPITAL CORP.

FOR THE ANNUAL MEETING OF STOCKHOLDERS

JUNE 7, 2011

The undersigned stockholder of TICC Capital Corp. (the “Company”) acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company and hereby appoints Saul B. Rosenthal and Patrick F. Conroy, and each of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 8 Sound Shore Drive, Suite 255, Greenwich, Connecticut 06830 on June 7, 2011, at 10:00 a.m., Eastern Time, and at all postponements or adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED BELOW; where no choice is specified, it will be voted FOR Proposals 1, 2, 3 and 4, and in the discretion of the proxies with respect to matters described in Proposal 5.

Please vote, sign and date this proxy on the reverse side and return it promptly in the enclosed envelope.

(CONTINUED ON REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS

TICC CAPITAL CORP.

JUNE 7, 2011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by TICC Capital Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to TICC Capital Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD

IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE

Please Detach and Mail in the Envelope Provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

	FOR	WITHHOLD AUTHORITY		Nominee:
1. The election of the following persons (except as marked to the contrary) as a director, who will each serve as director of TICC Capital Corp. until 2014, or until their successors are duly elected and qualified.	☐	☐		Charles M. Royce
	☐	☐		Steven P. Novak

	FOR	AGAINST	ABSTAIN
2. The ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for TICC Capital Corp. for the fiscal year ending December 31, 2011.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. To approve a proposal to authorize TICC Capital Corp. to issue securities to subscribe to, convert to, or purchase shares of TICC Capital Corp.’s common stock in one or more offerings.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. To approve a new investment advisory agreement by and between TICC Capital Corp. and TICC Management, LLC, on terms identical to the current investment advisory agreement, except for the date of execution, under which TICC Management, LLC will continue to act as investment adviser to TICC Capital Corp.	☐	☐	☐

5. To vote upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

IMPORTANT: Please sign your names exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

SIGNATURE	DATE	SIGNATURE	DATE
IF HELD JOINTLY